EXHIBIT  32.1

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002, by Chief Executive Officer

In connection with the Quarterly Report on Form 10-Q of OvaScience, Inc. (the “Company”) for the period ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michelle Dipp, M.D., Ph.D., as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)        the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2012

	By:	/s/ Michelle Dipp
Michelle Dipp, M.D., Ph.D.
President and Chief Executive Officer
and Director
(Principal executive officer)